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                                   EXHIBIT 11

                        Computation of Earnings Per Share

                                                                   Year Ended December 31,
                                                             1998            1997            1996
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
Weighted average number of common share
outstanding used in basic earnings per common
share calculation                                         10,263,081      10,130,312      10,123,200
Net dilutive effect of stock options                         482,180         300,272          98,326
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Weighted average number of shares outstanding
adjusted for effect of dilutive securities                10,745,261      10,430,584      10,221,526

Income  before cumulative effect of a change in
       accounting principle                              $ 7,639,000    $  6,141,000     $ 3,548,000
Cumulative effect of change in accounting principle          117,000             -0-             -0-
Net income                                               $ 7,756,000    $  6,141,000     $ 3,548,000
====================================================================================================

Basic earnings per common share

Income  before cumulative effect of a change in
       accounting principle                              $      0.75    $       0.61     $      0.35
Cumulative effect of change in accounting principle             0.01             -0-             -0-
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Basic earnings per common share                          $      0.76    $       0.61     $      0.35
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Diluted earnings per common share

Income  before cumulative effect of a change in
       accounting principle                              $      0.71    $       0.59     $      0.35
Cumulative effect of change in accounting principle             0.01             -0-             -0-
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Diluted earnings per common share                        $      0.72    $       0.59     $      0.35
====================================================================================================


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